UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Keithley Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28775 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 25, 2007, the Compensation and Human Resources Committee of the Board of Directors of Keithley Instruments, Inc. (the "Company") adopted the Keithley Instruments, Inc. Annual Incentive Compensation Plan (the "Plan"). The Plan objective is to provide an opportunity to those employees whose performance has a significant impact on the Company's short-term and long-term profitability to earn annual incentive compensation based on such profitability. The Plan will be administered by the Committee. The Committee designates participants in the Plan who are officers of the Company and reviews and approves the annual performance criteria. The Committee has the authority to amend, modify, or discontinue the Plan.

A target incentive percentage for each participant will be established at the beginning of each award term, which coincides with the Company’s fiscal year of October 1 through September 30. Individual target incentive compensation will be calculated at the end of the award term based on performance as compared to the prestablished criteria. Individual incentive compensation may then be further modified based on a participant's individual performance and contributions for the term by up to 25% either plus or minus of target payout. If a participant’s performance during the award term is determined to be unsatisfactory, the Committee reserves the right to reduce the participant’s award for the award term to zero. Individual incentive compensation awards may not exceed three (3) times the target incentive award.

The performance targets for the award term beginning October 1, 2007 and ending September 30, 2008 are as follows:

Metric

Return on Assets:
Threshold - 19%
Target - 34%
Individual Maximum Attained at (1) - ~40-45%

Sales Growth:
Threshold - 1%
Target - 14%
Individual Maximum Attained at (1) - ~28%

(1) The Plan does not cap the performance measures but rather caps an individual’s payout at 3 times target incentive award. The number provided in this column approximates the level at which maximum payout would be capped and is a range because of the interplay between the two measures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

October 1, 2007	By:	Mark J. Plush

Name: Mark J. Plush
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Keithley Instruments, Inc. Annual Incentive Compensation Plan